Exhibit 21

LIST OF THE WESTERN UNION COMPANY SUBSIDIARIES
(as of December 31, 2014)

Name of Subsidiary	Jurisdiction of Incorporation
A. Serviban S.A.	Peru
American Rapid Corporation	Delaware, USA
Banco Western Union do Brasil S.A.	Brazil
CHL Management Services Limited Partnership	British Columbia, Canada
Custom House Currency Exchange (Australia) Pty. Limited	Australia
Custom House Currency Exchange (Singapore) Pte. Limited	Singapore
Custom House Financial Ltd.	Federal, Canada
Custom House Financial (UK) Limited	United Kingdom
Custom House Holdings (USA) Ltd.	Washington, USA
Custom House (Online) Ltd.	Federal, Canada
Custom House ULC	British Columbia, Canada
Custom House USA, LLC	Delaware, USA
Custom House Ventures ULC	British Columbia, Canada
E Commerce Group Products Inc.	New York, USA
First Financial Management Corporation	Georgia, USA
Global Collection Services, S.A.	Argentina
Global Corporate Real Estate Advisors, LLC	Colorado, USA
Grupo Dinámico Empresarial, S.A. de C.V.	Mexico
Money Transfer Financial Services Limited	Ireland
MSR Marketing Services GmbH	Austria
MT Caribbean Holdings SRL	Barbados
MT Financial Holdings Ltd.	Bermuda
MT Global Holdings Ltd.	Bermuda
MT Group Ltd.	Bermuda
MT Group Investment Holdings Ltd.	Bermuda
MT Holdings (Bermuda) Ltd.	Bermuda
MT Holdings Limited	Bermuda
MT International Holdings, Ltd.	Bermuda
MT International Operations Ltd.	Bermuda
MT International Operations Partnership	Bermuda
MT Network Holdings Ltd.	Bermuda
MT Payment Services Operations EU/EEA Limited	Ireland
MT Processing Holdings Ltd.	Bermuda
MT Retail Services Switzerland AG	Switzerland
MT Worldwide Holdings Ltd.	Bermuda
Operaciones Internationales OV, S. de R.L. de C.V.	Mexico
Orlandi de Mexico S.A. de C.V.	Mexico
Paymap Inc.	Delaware, USA
PT Western Union Indonesia	Indonesia
Red Global S.A.	Argentina
RII Holdings, Inc.	Delaware, USA
Ruesch Holding, LLC	Delaware, USA
Ruesch International (Delaware), LLC	Delaware, USA
Ruesch International L.L.C.	Delaware, USA
Servicio Electrónico de Pago S.A.	Argentina
Servicio Integral de Envios, S. de R.L. de C.V.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Societe Financiere de Paiements S.A.S.	France
SpeedPay, Inc.	New York, USA
The Western Union Real Estate Holdings LLC	Delaware, USA
Transfer Express de Panama S.A.	Panama
Union del Oeste de Costa Rica SRL	Costa Rica
Vigo Remittance Canada Company	Nova Scotia, Canada

Vigo Remittance Corp.	Delaware, USA
Western Union Acquisition Partnership	Australia
Western Union Benelux MT Ltd.	Ireland
Western Union (Bermuda) Holding Finance Ltd.	Bermuda
Western Union Business Solutions (Australia) Pty Limited	Australia
Western Union Business Solutions (Hong Kong) Limited	Hong Kong
Western Union Business Solutions Japan KK	Japan
Western Union Business Solutions (Malta) Limited	Malta
Western Union Business Solutions (New Zealand)	New Zealand
Western Union Business Solutions (SA) Limited	United Kingdom
Western Union Business Solutions (Singapore) Pte Limited	Singapore
Western Union Business Solutions (UK) Limited	United Kingdom
Western Union Business Solutions (USA), LLC	Delaware, USA
Western Union Chile Limitada	Chile
Western Union Communications, Inc.	Delaware, USA
Western Union Consulting Services (Beijing), Co., Ltd.	China
Western Union Corretora de Cambio S.A.	Brazil
Western Union do Brasil Participacoes Limitada	Brazil
Western Union do Brasil Serviços e Participações Ltda.	Brazil
Western Union Financial Holdings L.L.C.	New York, USA
Western Union Financial Services Argentina S.R.L.	Argentina
Western Union Financial Services (Australia) PTY Ltd.	Australia
Western Union Financial Services (Canada), Inc./Services Financiers Western Union (Canada) Inc.	Ontario, Canada
Western Union Financial Services Eastern Europe LLC	Delaware, USA
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services International (France) SARL	France
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services (Luxembourg) S.á.r.l.	Luxembourg
Western Union Financial Services, Inc.	Colorado, USA
Western Union GB Limited	United Kingdom
Western Union (Hellas) International Holdings S.A.	Greece
Western Union Holdings, Inc.	Georgia, USA
Western Union International Bank GmbH	Austria
Western Union International Limited	Ireland
Western Union Ireland Holdings Limited	Ireland
Western Union Italy Holdings Srl	Italy
Western Union Japan K.K.	Japan
Western Union, LLC	Colorado, USA
Western Union Luxembourg Holdings 1 S.á.r.l.	Luxembourg
Western Union Luxembourg Holdings 2 S.á.r.l.	Luxembourg
Western Union Luxembourg Holdings 3 S.á.r.l.	Luxembourg
Western Union Malta Holdings Limited	Malta
Western Union Malta Limited	Malta
Western Union Morocco SARL	Morocco
Western Union MT East	Russian Federation
Western Union Network Belgium SPRL	Belgium
Western Union Network (Canada) Company	Nova Scotia, Canada
Western Union Network (France) SAS	France
Western Union Network (Ireland) Limited	Ireland
Western Union Northern Europe GmbH	Germany
Western Union Online Limited	Ireland
Western Union Overseas Limited	Ireland
Western Union Payment Services (India) Private Limited	India
Western Union Payment Services Ireland Limited	Ireland
Western Union Payment Services Network (Canada) ULC	British Columbia, Canada
Western Union Payment Services Network EU/EEA Limited	Ireland
Western Union Payment Services UK Limited	United Kingdom
Western Union Payments (Malaysia) SDN. BHD.	Malaysia
Western Union Peru SAC	Peru
Western Union Processing Lithuania, UAB	Lithuania

Western Union Processing Limited	Ireland
Western Union Provision of Marketing & Advertising Services (Hellas) MEPE	Greece
Western Union Regional Panama S.A.	Panama
Western Union Retail Services Belgium	Belgium
Western Union Retail Services GB Limited	United Kingdom
Western Union Retail Services Ireland Limited	Ireland
Western Union Retail Services Italy S.r.l.	Italy
Western Union Retail Services Norway AS	Norway
Western Union Retail Services RO SRL	Romania
Western Union Retail Services Spain S.A.	Spain
Western Union Retail Services Sweden AB	Sweden
Western Union Services, Inc.	Maryland, USA
Western Union Services India Private Limited	India
Western Union Services (Philippines) Inc.	Philippines
Western Union Services Singapore Private Limited	Singapore
Western Union Services S.L.	Spain
Western Union Services (Spain) S.L.	Spain
Western Union Singapore Limited	Bermuda
Western Union South Africa (PTY) Limited	South Africa
Western Union Support Services (Nigeria) Limited	Nigeria
Western Union Turkey Odeme Hizmetleri Anonim Sirketi	Turkey
WU BP Peru S.R.L.	Peru
WUBS Financial Services (Singapore) Pte Limited	Singapore
WUBS Investments Ltd.	United Kingdom
WUBS Payments Ltd.	United Kingdom
WUBS (Prague) s.r.o. v likvidaci	Czech Republic